                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         GRIFFIN LAND & NURSERIES, INC.
                (Name of Registrant as Specified In Its Charter)

  (Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         GRIFFIN LAND & NURSERIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To be Held May 10, 1999

    PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of Griffin Land & Nurseries, Inc. ("Griffin") will be held on the 11th floor of the Corporate Headquarters of Chase Manhattan Bank, 270 Park Avenue, New York, New York, on the 10th day of May 1999, at 11:00 A.M., local time, to consider and act upon:

        1.  The election of directors of Griffin;

        2.  The approval of Griffin's 1997 Stock Option Plan, as amended;

        3. The approval of the selection of Griffin's independent accountants for 1999; and

        4. Such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

    Only stockholders of record at the close of business on April 9, 1999 are entitled to notice of, and to vote at, the Annual Meeting.

                                          ANTHONY J. GALICI

                                          SECRETARY

Dated: April 14, 1999

                         GRIFFIN LAND & NURSERIES, INC.
                             ONE ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                            ------------------------

                                PROXY STATEMENT

    This Proxy Statement is furnished to the stockholders of Griffin Land & Nurseries, Inc. ("Griffin") in connection with the solicitation by the Board of Directors of proxies for the Annual Meeting of Stockholders to be held on May 10, 1999 on the 11th floor of the Corporate Headquarters of Chase Manhattan Bank, 270 Park Avenue, New York, New York, for the purposes set forth in the accompanying notice of meeting.

                                    GENERAL

    This solicitation is being made on behalf of the Board of Directors of Griffin. The initial distribution of proxy materials is expected to be made on or about April 14, 1999. Any proxy received in the accompanying form may be revoked by the person executing it at any time before the authority thereby granted is exercised. Proxies received by the Board of Directors in such form will be voted at the meeting or any adjournment thereof as specified therein by the person giving the proxy; if no specification is made, the shares represented by such proxy will be voted (i) for the election of directors as described in this Proxy Statement; (ii) for the approval of Griffin's 1997 Stock Option Plan, as amended; and (iii) for approval of the selection of PricewaterhouseCoopers LLP as independent accountants for Griffin for 1999. For voting purposes (as opposed to for purposes of establishing a quorum) abstentions and broker non-votes will not be counted in determining whether the directors standing for election have been elected or whether the other matters to be voted on have been approved. Proposals by stockholders for Griffin's 2000 Annual Meeting of Stockholders must be received by Griffin before December 18, 1999 if such proposal is to be considered for inclusion in the 2000 proxy materials of Griffin. Any such proposal received after March 2, 2000 will be considered untimely for purposes of the 2000 Annual Meeting, and proxies delivered for the 2000 Annual Meeting will confer discretionary authority to vote on any such matters.

    Management knows of no matters which may be brought before the Annual Meeting or any adjournment thereof other than those described in the accompanying notice of meeting and routine matters incidental to the conduct of the meeting. However, if any other matter should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy or their substitutes to vote the proxy in accordance with their judgment on such matters.

    The cost of solicitation of proxies by the Board of Directors will be borne by Griffin. Such solicitation will be made by mail and in addition may be made by officers and employees of Griffin personally or by telephone, facsimile or telegram. Proxies and proxy material will also be distributed through brokers, custodians and other similar parties.

    Each holder of a share of Common Stock, par value $0.01 per share, of Griffin (the "Common Stock") will be entitled to one vote for each share held of record by such person at the close of business on April 9, 1999 (the "Record Date"), which is the Record Date fixed by the Board of Directors for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of such date, Griffin had outstanding 4,842,704 shares of Common Stock (none of which constituted shares of treasury stock). 2,278,095 shares of Common Stock, representing 47.0% of the outstanding shares of Common Stock, are held by members of the Cullman & Ernst Group (as defined herein). Prior to July 3, 1997 (the "Distribution Date"), Griffin was a wholly-owned subsidiary of Culbro Corporation ("Culbro"). Approximately 50% of the voting securities of Culbro were held by the members of the Cullman & Ernst Group prior to the Distribution Date. On the Distribution Date, Culbro distributed to its stockholders Griffin's Common Stock in a tax-free distribution (the "Distribution"). Subsequent to the Distribution, Griffin has operated and is operating as an independent stand-alone entity.

                           I.  ELECTION OF DIRECTORS

    At the 1999 Annual Meeting of Stockholders, five (5) directors (which will comprise the entire Board) are to be elected. The Board of Directors proposes the nominees listed below for election as directors to serve until the 2000 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The directors must be elected by a plurality of the votes cast in person or by proxy by stockholders entitled to vote at the meeting. If for any reason any nominee or nominees become unavailable for election, the proxy holders will vote for such substitute nominee or nominees as may be designated by the Board of Directors.

                        INFORMATION CONCERNING DIRECTORS

                                              (AGE) AND DATE
                                             SINCE WHICH HAS
                                               CONTINUOUSLY             PRINCIPAL OCCUPATION AND
   NAME (LETTERS REFER TO COMMITTEE            SERVED AS A          BUSINESS EXPERIENCE DURING PAST
    MEMBERSHIPS, IDENTIFIED BELOW)         DIRECTOR OF GRIFFIN               FIVE YEARS (1)
--------------------------------------  --------------------------  --------------------------------
Winston J. Churchill, Jr. (a) (b).....          (58)         1997   Managing General Partner of SCP
                                                                    Private Equity Partners, L.P., a
                                                                    private equity fund

Edgar M. Cullman......................          (81)         1997   Chairman of the Board of
                                                                    Directors of General Cigar
                                                                    Holdings, Inc. (1996); Chief
                                                                    Executive Officer of Culbro
                                                                    Corporation (1962-1996)

Frederick M. Danziger (2).............          (59)         1997   President and Chief Executive
                                                                    Officer (1997); Of Counsel to
                                                                    Latham & Watkins (1995-1997);
                                                                    Member of Mudge Rose Guthrie
                                                                    Alexander & Ferdon (1974-1995)

John L. Ernst (b) (3).................          (58)         1997   Chairman of the Board and
                                                                    President of Bloomingdale
                                                                    Properties, Inc.

David F. Stein (a)....................          (58)         1997   Vice Chairman of J&W Seligman &
                                                                    Co. Inc., an asset management
                                                                    firm (1996); Managing Director
                                                                    of J&W Seligman & Co. Inc.
                                                                    (1990-1996); Co-Chairman of
                                                                    Seligman Henderson Co.
                                                                    (1991-1998)

   NAME (LETTERS REFER TO COMMITTEE     ALSO SERVES AS A DIRECTOR OF THE
    MEMBERSHIPS, IDENTIFIED BELOW)           FOLLOWING CORPORATIONS
--------------------------------------  --------------------------------
Winston J. Churchill, Jr. (a) (b).....  Central Sprinkler Corporation;
                                        CinemaStar Luxury Theaters;
                                        Churchill Investment Partners,
                                        Inc.; CIP Capital, Inc.; CIP
                                        Capital Management Inc.; Amkor
                                        Technology Group, Inc.
Edgar M. Cullman......................  General Cigar Holdings, Inc.;
                                        Centaur Communications Limited;
                                        Bloomingdale Properties, Inc.
                                        (4)
Frederick M. Danziger (2).............  Monro Muffler/Brake, Inc.;
                                        Bloomingdale Properties, Inc.;
                                        Centaur Communications Limited;
                                        Linguaphone Group plc
John L. Ernst (b) (3).................  Doral Financial Corporation;
                                        General Cigar Holdings, Inc.
David F. Stein (a)....................  J&W Seligman & Co. Inc.;
                                        Seligman Data Corp.

------------------------
Member of the: (a) Audit Committee; and (b) Compensation Committee.

(1) Except as otherwise indicated each director has had the same principal occupation during the past five years. Positions not otherwise identified are with Griffin.

(2) Mr. Danziger is the son-in-law of Mr. Cullman.

(3) Mr. Ernst is the nephew of Mr. Cullman.

(4) Mr. Cullman served as director of The Eli Witt Company which filed for relief from its creditors under Chapter 11 of the Federal Bankruptcy Code in November 1996.

    The Board of Directors held six meetings during 1998. Griffin's Board of Directors has an Audit Committee and a Compensation Committee. Committee memberships of the Board of Directors are indicated in the above table. Directors as a whole attended 100% of the aggregate of all Board and Committee meetings (of Committees of which they were members).

    Members of the Board of Directors who are not employees of Griffin received $10,000 per year and $500 for each Board and Committee meeting attended in 1998. The 1997 Stock Option Plan, as amended, provides that non-employee Directors who are not members of the Cullman & Ernst Group receive annually options exercisable for 2,000 shares of Common Stock at an exercise price that is the market price at the time of grant. In 1998 Griffin granted Mr. Churchill and Mr. Stein each options exercisable for 2,000 shares of Common Stock, and expects to grant additional options to Messrs. Churchill and Stein in 1999 consistent with the 1997 Stock Option Plan, as amended. See "Description of the 1997 Stock Option Plan--Options Issued Under the 1997 Stock Option Plan."

    The Audit Committee reviews audit reports and the scope of audit by Griffin's independent accountants and related matters pertaining to the preparation and examination of Griffin's financial statements. From time to time such Committee makes recommendations to the Board of Directors with respect to the foregoing matters as well as with respect to the appointment of Griffin's independent accountants. The Audit Committee held one meeting in 1998 and recommended to the Board of Directors the selection of PricewaterhouseCoopers LLP (See "Selection of Independent Accountants").

    For information about the Compensation Committee, see "Compensation Committee Report on Executive Compensation--Interlocks and Insider Participation" on page 13.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Griffin's officers and directors, and persons who own more than ten percent of its Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by regulation to furnish Griffin with copies of all Section 16(a) forms they file. Based upon its involvement in the preparation of certain of such forms and a review of the copies of other such forms received by it, Griffin believes that with respect to 1998, all such Section 16(a) filing requirements were satisfied.

             SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL HOLDERS

    The following table lists the number of shares and exercisable options to purchase shares of Common Stock of Griffin beneficially owned or held by (i) each person known by Griffin to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) the nominees for election as directors (who are all current directors), (iii) the Named Executive Officers (as defined below) and
(iv) by all directors and officers of Griffin collectively. Unless otherwise indicated, information is provided as of November 28, 1998.

                                                                          SHARES BENEFICIALLY
NAME AND ADDRESS (1)                                                            OWNED(2)           PERCENT OF TOTAL
---------------------------------------------------------------------  --------------------------  -----------------
Edgar M. Cullman(3)..................................................              955,342                  19.7
Edgar M. Cullman, Jr.(3).............................................              963,038                  19.9
Louise B. Cullman(3).................................................              824,775                  17.0
Susan R. Cullman(3)..................................................              758,607                  15.7
Frederick M. Danziger(3).............................................              199,120                   4.1
Lucy C. Danziger(3)..................................................            1,029,692                  21.3
John L. Ernst(3).....................................................              421,250                   8.7
Winston J. Churchill, Jr.............................................               30,000                     *
David F. Stein.......................................................               25,000                     *
Anthony J. Galici....................................................                7,641                     *
B. Bros Realty Limited Partnership(4)................................              233,792                   4.8
Gabelli Funds Inc.(5)................................................            1,417,537                  29.3
All directors and officers collectively, consisting of 6 persons
  (6)................................................................            1,372,232                  28.3

------------------------

*   Less than 1%

(1) Unless otherwise indicated, the address of each person named in the table is 641 Lexington Avenue, New York, New York 10022.

(2) This information reflects the definition of beneficial ownership adopted by the Securities and Exchange Commission (the "Commission"). Beneficial ownership reflects sole investment and voting power, except as reflected in footnote 3. Where more than one person shares investment and voting power in the same shares, such shares may be shown more than once. Such shares are reflected only once, however, in the total for all directors and officers. Includes options exercisable within 60 days granted to Directors pursuant to the 1997 Stock Option Plan. Excluded are shares held by charitable foundations and trusts of which members of the Cullman and Ernst families, including persons referred to in this footnote 2, are officers and directors. As of November 28, 1998, a group (the "Cullman & Ernst Group") consisting of Messrs. Cullman, direct members of their families and trusts for their benefit; Mr. Ernst, his sister and direct members of their families and trusts for their benefit; a partnership in which members of the Cullman and Ernst families hold substantial direct and indirect interests; and charitable foundations and trusts of which members of the Cullman and Ernst families are directors or trustees, owned an aggregate of approximately 2,278,095 shares of Common Stock (approximately 47.0% of the outstanding shares of Common Stock). Among others, Edgar M. Cullman, Edgar
    M. Cullman, Jr., Mr. Ernst and Mr. Danziger (who is a member of the Cullman & Ernst Group) hold investment and voting power or shared investment and voting power over such shares. Certain of such shares are pledged as security for loans payable under standard pledge arrangements. A form filed with the Commission on behalf of the Cullman & Ernst Group states that there is no formal agreement governing the group's holding and voting of such shares but that there is an informal understanding that the persons and entities included in the group will hold and vote together the shares owned by each of them in each case subject to any applicable fiduciary responsibilities. Louise B. Cullman is the wife of Edgar M. Cullman; Edgar
    M. Cullman, Jr. is the son of Edgar

    M. Cullman and Louise B. Cullman; Susan R. Cullman and Lucy C. Danziger are the daughters of Edgar M. Cullman and Louise B. Cullman; and Lucy C. Danziger is the wife of Frederick M. Danziger.

(3) Included within the shares shown as beneficially owned by Edgar M. Cullman are 844,204 shares in which he holds shared investment and/or voting power; included within the shares shown as beneficially owned by Mr. Ernst are 411,321 shares in which he holds shared investment and/or voting power; and included within the shares shown as beneficially owned by Frederick M. Danziger are 182,587 shares in which he holds shared investment and/or voting power. Included within the shares shown as beneficially owned by Edgar M. Cullman, Jr. are 733,918 shares in which he holds shared investment and/or voting power; included with the shares owned by Louise B. Cullman are 721,365 shares in which she holds shared investment and/or voting power; included within the shares shown as beneficially owned by Susan R. Cullman are 670,842 shares in which she holds shared investment and/or voting power; and included within the shares shown as beneficially owned by Lucy C. Danziger are 947,850 shares in which she holds shared investment and/or voting power. Excluded in each case are shares held by charitable foundations and trusts in which such persons or their families or trusts for their benefit are officers and directors. Messrs. Cullman, Danziger and Ernst disclaim beneficial interest in all shares over which there is shared investment and/or voting power and in all excluded shares.

(4) The address of B. Bros. Realty Limited Partnership ("B. Bros.") is 641 Lexington Avenue, New York, New York 10022. Lucy C. Danziger and John L. Ernst are the general partners of B. Bros.

(5) The address of such person is Gabelli Funds, Inc., One Corporate Center, Rye, New York 10580. A form filed with the Securities and Exchange Commission in July 1997, and amended as of May 11, 1998 by Gabelli Funds, Inc., indicates that the securities have been acquired by Gabelli Funds, Inc. and its wholly-owned subsidiaries on behalf of their investment advisory clients. Griffin has been informed that no individual client of Gabelli Funds, Inc. has ownership of more than 5% of Griffin's outstanding Common Stock.

(6) Excluding shares held by certain charitable foundations the officers and/or directors of which include certain officers and directors of Griffin.

                       INTERESTS IN CERTAIN TRANSACTIONS

    For the information of stockholders, attention is called to the following transactions between Griffin and other parties in which the persons mentioned below might have had a direct or indirect interest.

    1. Messrs. Cullman, Danziger and Ernst are members of the Board of Directors of Bloomingdale Properties, Inc. ("Bloomingdale Properties") of which Mr. Ernst is Chairman and President and other members of the Cullman & Ernst Group are associated. Real estate management and advisory services have been provided to Griffin by John Fletcher, an employee of Bloomingdale Properties, for which Mr. Fletcher receives compensation at a rate of approximately $50,000 per year.

    2. Edgar M. Cullman, the Chairman of Griffin, is also the Chairman of General Cigar Holdings, Inc., the successor to Culbro ("GC Holdings"). In addition, certain members of the Cullman & Ernst Group who may be deemed to beneficially own more than five percent of Griffin's Common Stock (see "Security Ownership of Management and Principal Holders") also may be deemed to beneficially own more than five percent of the Class A Common Stock of GC Holdings. Prior to the Distribution in 1997, Griffin, as lessor, and General Cigar Co., Inc. ("General Cigar"), a wholly owned subsidiary of GC Holdings, as lessee, entered into a lease for certain agricultural land in Connecticut and Massachusetts (the "Agricultural Lease"). The Agricultural Lease is for approximately 500 acres of arable land held by Griffin for possible development in the long-term, but which is being used by General Cigar for growing Connecticut Shade wrapper tobacco. General Cigar's use of the land is limited to the cultivation of cigar wrapper tobacco. The Agricultural Lease has an initial term of ten years and provides for the extension of the lease for additional periods thereafter. In addition, at Griffin's option, the Agricultural Lease may be terminated with respect to 100 acres of such land annually upon one year's prior notice. In 1998 GC Holdings made a total of $80,000 in rental payments to Griffin in respect of the Agricultural Lease.

    Also in 1997, Griffin, as lessor, and General Cigar, as lessee, entered into a lease for approximately 40,000 square feet of office space in the Griffin Center South office complex in Bloomfield, Connecticut (the "Commercial Lease"). The Commercial Lease has an initial term of ten years and provides for the extension of the lease for additional annual periods thereafter. In 1998 GC Holdings made a total of $437,000 in rental payments to Griffin in respect of the Commercial Lease.

    In 1997, Griffin entered into a Services Agreement (the "Services Agreement") with Culbro. Pursuant to the Services Agreement, Culbro, and its successor, GC Holdings, provided Griffin, for a period of one year after the Distribution, with certain administrative services, including internal audit, tax preparation, legal and transportation services. The Services Agreement was terminated with respect to all services provided by GC Holdings as of July 1998, except for certain transportation services, with respect to which the Services Agreement was amended and extended through June 1999. In 1998, Griffin paid $400,000 to GC Holdings under the Services Agreement.

    See "Compensation Committee Report on Executive Compensation--Interlocks and Insider Participation" on page 13 for certain other interests.

    The information given in this Proxy Statement with respect to the five-year business experience of each director, beneficial ownership of stock, interlocks and the respective interests of persons in transactions to which Griffin or any of its subsidiaries was a party (other than as appears from the records of Griffin), is based upon statements furnished to Griffin by its directors and officers.

                             EXECUTIVE COMPENSATION

    The following table sets forth the annual and long-term compensation for Mr. Danziger, Griffin's President and Chief Executive Officer and Mr. Galici, Griffin's Vice President, Chief Financial Officer and Secretary (the "Named Executive Officers"), as well as the total compensation paid by Griffin during 1998 and 1997 to the Named Executive Officers. Mr. Danziger and Mr. Galici were not employed by Griffin prior to 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                                               LONG TERM
                                                                                                             COMPENSATION
                                                                                                                AWARDS
                                                                                                             -------------
                                                             ANNUAL COMPENSATION                              SECURITIES
                                                      ----------------------------------    OTHER ANNUAL      UNDERLYING
  NAME AND PRINCIPAL POSITION                           YEAR       SALARY       BONUS      COMPENSATION(1)      OPTIONS
----------------------------------------------------  ---------  ----------  -----------  -----------------  -------------
Frederick M. Danziger...............................       1998  $  300,000   $       0       $   5,112               --
  President and Chief Executive Officer                    1997     126,213           0             692          150,000

Anthony J. Galici...................................       1998     162,558           0          60,511(2)            --
  Vice President, Chief Financial Officer; and             1997      71,256           0           1,688           15,000
  Secretary

------------------------

(1) Amounts shown under Other Annual Compensation include matching contributions made by Griffin under its Savings Plan and other miscellaneous cash benefits, but do not include funding for or receipt of retirement plan benefits (See "Other Employee Benefit Plans"). No Executive Officer who would otherwise have been includable in such table resigned or terminated employment during 1998.

(2) Includes $56,097 for reimbursement of relocation costs.

              II.  APPROVAL OF 1997 STOCK OPTION PLAN, AS AMENDED

    At the 1999 Annual Meeting, the stockholders of Griffin will be asked to consider and vote upon the approval of Griffin's 1997 Stock Option Plan, as amended by the First Amendment thereto (the "1997 Stock Option Plan"). The Board and Griffin's sole stockholder previously approved the 1997 Stock Option Plan in 1997 immediately prior to the Distribution. A total of 700,000 shares of Common Stock (including shares issuable upon exercise of options previously granted by Culbro, which were redenominated as options with respect to Griffin's Common Stock in connection with the Distribution) were originally reserved for issuance under the 1997 Stock Option Plan when it was adopted in 1997. By the terms of the 1997 Stock Option Plan, the Compensation Committee of the Board of Directors (the "Committee") or the Board may amend the 1997 Stock Option Plan, from time to time, with respect to the number of shares reserved for issuance under the 1997 Stock Option Plan, subject to stockholder approval. The 1997 Stock Option Plan, as amended, must be approved by a majority of the votes cast in person or by proxy by stockholders entitled to vote at the meeting. As of November 29, 1998, options to purchase 647,202 shares of Common Stock were outstanding under the 1997 Stock Option Plan. Because the Board believes it is in the best interests of Griffin to continue to incentivize its employees, consultants, and directors who are not employees of Griffin or members of the Cullman & Ernst Group ("Independent Directors") by granting options as part of their overall compensation, an increase in the number of available shares is needed to permit Griffin to continue to grant options under the 1997 Stock Option Plan. On January 11, 1999, the Committee approved the First Amendment to the Plan, effective as of January 11, 1999, increasing the aggregate number of shares of Common Stock which may be issued under the 1997 Stock Option Plan to 1,000,000 (including shares issuable upon exercise of options previously granted by Culbro, which were redenominated as options with respect to Griffin's Common Stock in connection with the Distribution). At the time of the Distribution, 438,202 of the stock options issued by Griffin related to holders of Culbro stock options. Of those options, only 12,653 were held by persons who were employed by Griffin after the Distribution. Of the additional 300,000 options which may be granted under the First Amendment to the Plan, the Committee awarded 150,000 options to Mr. Danziger, 15,000 options to Mr. Galici, and 83,100 options to other persons, all subject to approval by Griffin's stockholders of the 1997 Stock Option Plan.

                   DESCRIPTION OF THE 1997 STOCK OPTION PLAN

ADMINISTRATION

    The Committee has the authority to conduct the general administration of the 1997 Stock Option Plan. Under the terms of the 1997 Stock Option Plan, the Committee consists of two or more Independent Directors, appointed by the Board, each of whom must be both a "non-employee director" as defined by Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). At present, the Committee is comprised of Messrs. Churchill and Ernst. The Committee has the power to interpret the 1997 Stock Option Plan and any stock option agreement entered into under the 1997 Stock Option Plan, as well as to adopt, amend and rescind rules for the administration, interpretation, and application of the 1997 Stock Option Plan. The full Board conducts the general administration of the 1997 Stock Option Plan with respect to options granted to independent directors. In addition, the Board, in its absolute discretion, may at any time, and from time to time, exercise any and all rights and duties of the Committee under the 1997 Stock Option Plan, except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code are required to be determined in the sole discretion of the Committee.

ELIGIBILITY

    The Committee, in its absolute discretion, may from time to time grant options to any number of key employees or consultants of Griffin (or any subsidiary of Griffin). The Committee determines at the time of each grant the number of shares subject to such options and whether the options will be incentive stock options or non-qualified stock options. The maximum number of shares which may be granted under the 1997 Stock Option Plan to any employee or consultant in any fiscal year of Griffin cannot exceed 150,000. Expired or canceled options which have not been fully exercised before expiration or cancellation may be granted again by Griffin under the 1997 Stock Option Plan. As consideration for receipt of an option, the employee, consultant or director must agree pursuant to the applicable stock option agreement to remain an employee or consultant to Griffin for at least one year. The Committee may, in its discretion, require as a condition to the grant of an option to an employee or consultant that the employee or consultant surrender for cancellation some or all of the unexercised options previously granted to him under the 1997 Stock Option Plan or otherwise.

    In addition, the 1997 Stock Option Plan provides that each person who is an Independent Director on the date of the Distribution or who is elected to the Board after the Distribution shall automatically be granted (i) non-qualified stock options to purchase 3,000 shares of Common Stock on the date of the Distribution or initial election, as applicable, and (ii) non-qualified stock options to purchase 2,000 shares of Common Stock on the date of each annual meeting of stockholders after the date of the Distribution or initial election, as applicable, at which the independent director is reelected to the Board. As consideration for the receipt of the options, the Independent Director must agree to serve as an independent director for at least one year. There are presently two independent directors and approximately 29 key employees and consultants eligible to receive options under the 1997 Stock Option Plan.

TERMS OF OPTION

    The Committee sets the exercise price of options granted. In the case of (i) options qualifying as performance-based compensation (as described in 162(m)(4)(C) of the Code), (ii) incentive stock options, and (iii) options granted to Independent Directors, the exercise price per share may not be less than the fair market value of a share of Common Stock on the date of grant. In the case of incentive stock options granted to an individual owning more than 10% of the total combined voting power of all the classes of stock of Griffin (or any subsidiary), the exercise price per share may not be less than 110% of the fair market value of a share of Common Stock on the date of grant. The Committee, in its discretion, may allow payment upon exercise of an option through the delivery of shares of Common Stock owned by the optionee or through surrender of shares of Common Stock then issuable upon exercise of the option.

    The Committee also sets the term of each option, provided that (i) the term of any option granted to an independent director must be 10 years from the date of grant and (ii) the term of any incentive stock option may not be more than 10 years from the date of grant (or 5 years from the date of grant if granted to an individual then owning more than 10% of the total combined voting power of all classes of stock of Griffin or any subsidiary or parent corporation).

    The Committee also determines the date on which each option becomes exercisable. Unless otherwise determined by the Committee, (i) options granted to employees or consultants become exercisable on the third anniversary of the date of grant, (ii) options granted to Independent Directors on the date of initial election become exercisable immediately on the date of grant, and (iii) options granted to Independent Directors upon re-election vest on the second anniversary of the date of grant. To date, options previously granted to employees or consultants become exercisable in equal installments on the third, fourth and fifth anniversaries of the date of grant. No portion of an option which is unexercisable upon termination of an optionee's employment, directorship or consultancy shall thereafter become exercisable unless otherwise provided by the Committee. No option granted to an Independent Director may be exercised by anyone (i) twelve months from the date of the optionee's death,
(ii) twelve months from the optionee's termination of directorship by reason of permanent and total disability; (iii) three months from the date of optionee's termination of directorship for any reason other than by death or permanent and total disability; or (iv) ten years from the date of grant.

ADJUSTMENTS, FORFEITURE, AND TRANSFERABILITY

    The 1997 Stock Option Plan provides that the Committee (or the Board, in the case of options granted to Independent Directors) may make equitable adjustments
(i) to the number and kind of shares of Common Stock which may be granted under the 1997 Stock Option Plan, (ii) the number and kind of shares of Common Stock subject to outstanding options; and (iii) the exercise price of any option in the event of certain corporate events, such as a dividend or other distributions, recapitalizations, reorganizations or mergers, or other similar corporate transactions. Upon the occurrence of such corporate event, the Committee (or the Board, in the case of options granted to Independent Directors) may also, in its sole and absolute discretion, by the terms of the stock option agreement or by action taken prior to the event, (i) purchase any option; (ii) provide that the option may not vest, be exercised or become payable after such event; (iii) provide that all shares under the option covered thereby shall be exercisable for a specified period before the event; (iv) provide that the option is assumed or substituted by the successor or survivor corporation upon such event; and (v) make adjustments in the number and type of shares of Common Stock subject to outstanding options and/or terms and conditions (excluding the exercise price) of outstanding options or options which may be granted in the future.

    The 1997 Stock Option Plan further provides that the Committee, pursuant to its general authority to determine the terms and conditions of options, has the right to require the optionee to agree to return any proceeds received by the optionee and terminate the option and forfeit the unexercised portion thereof if the optionee's employment, consultancy, or directorship terminates before or during a specified time or the optionee engages in any activity in competition with or harmful to the interests of Griffin.

    The Committee (or Board, in the case of options granted to Independent Directors), in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an option. Unless and until the options have been exercised, options granted under the 1997 Stock Option Plan may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or under a qualified domestic relations order.

FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes U.S. federal tax treatment of options granted under the 1997 Stock Option Plan under federal tax laws currently in effect. The rules governing the tax treatment of options are quite technical and the following discussion is necessarily general in nature and does not purport to be complete. The statutory provisions and interpretations described below are, of course, subject to change, and their application may vary in individual circumstances.

    INCENTIVE STOCK OPTIONS

    Generally, an optionee recognizes no taxable income when an incentive stock option which meets the requirements set forth in Section 422 of the Code is granted to him or when that option is exercised by him. However, upon exercise of such incentive stock option the optionee's alternative minimum taxable income will generally include an amount by which the fair market value of the Common Stock acquired at the time of exercise exceeds the option exercise price. If the optionee holds the shares acquired upon exercise of option for at least two years after the date of grant and for at least one year after the date of exercise (the "Holding Period"), the difference between the sale price and exercise price upon subsequent disposal of the shares will be treated as long term capital gain or loss. If the optionee disposes of the shares without holding such shares for the appropriate period (a "Disqualifying Disposition"), at the time of the Disqualifying Disposition the optionee will generally recognize ordinary income in an amount equal to the fair market value of the Common Stock on the date of exercise over the option exercise price. Any gain in excess of this amount will be taxed as capital gain. If the optionee does not hold the shares for the Holding Period, and the sale price is below the exercise price, the difference between the amount realized on the sale and exercise price is treated as a loss.

    NON-QUALIFIED STOCK OPTIONS

    There is no taxable income to an optionee when a non-qualified stock option is granted to him. However, upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock acquired upon exercise, determined on the date of exercise, over the aggregate exercise price of such option. An optionee's basis for the shares of Common Stock acquired upon exercise for purposes of determining his gain or loss on his subsequent disposition of the shares will be equal to the option price paid plus the ordinary income recognized upon exercise.

    BUSINESS DEDUCTIONS

    In general, if Griffin complies with applicable income reporting requirements, Griffin will be allowed a business expense deduction to the extent an optionee recognizes ordinary income upon the exercise of a non-qualified stock option or upon the Disqualifying Disposition of an incentive stock option.

    SECTION 162(M)

    Under Section 162(m) of the Code, income tax deductions of publicly held companies may be limited to the extent total annual compensation for certain executive officers exceeds $1 million in any one year. However, the deduction limit under Section 162(m) does not apply to certain "performance-based compensation" established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. Under a Section 162(m) transition rule of compensation plans of subsidiaries that become separate publicly held corporations (whether by spinoff or otherwise), options granted under the 1997 Stock Option Plan prior to the approval of the 1997 Stock Option Plan will not be subject to Section 162(m). The Committee may designate a key employee a Section 162(m) Participant and determine whether the options granted to such key employee will qualify as performance-based compensation as described in Section 162(m)(4)(C). Stock option agreements granting options intended to qualify as performance-based compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m)(4)(C) and the regulations issued thereunder.

    CASHLESS EXERCISES

    The tax consequences resulting from the exercise of an option through delivery of already-owned company shares is not completely certain. For incentive stock options, the IRS, in published rulings, has taken the position that, (i) to the extent an equivalent value of shares is acquired, the optionee will recognize no gain, (ii) the employee's basis in the stock acquired upon such exercise is equal to the employee's basis in the surrendered shares increased by any compensation income recognized by the employee, (iii) the employee's basis in any additional shares acquired upon such exercise is zero,
(iv) if the shares delivered were acquired upon exercise of an incentive stock option and are delivered prior to the Holding Period, the delivery of the shares constitutes a Disqualifying Disposition as to which the rules described above will apply, and (v) any sale or disposition of the acquired shares within the Holding Period will be viewed first as a disposition of the shares with the lowest basis. For non-qualified stock options, the IRS, in published rulings, has taken the position that, (i) to the extent an equivalent value of shares is acquired, the optionee will recognize no gain, (ii) the employee's basis in the stock acquired upon such exercise is equal to the employee's basis in the surrendered shares, (iii) any additional shares acquired upon such exercise are compensation to the optionee, and (iv) the employee's basis in any such additional shares is their then-fair market value.

OPTIONS ISSUED UNDER THE 1997 STOCK OPTION PLAN

    Since the inception of the 1997 Stock Option Plan through November 28, 1998:
Mr. Danziger has acquired options relating to 150,000 shares of Common Stock at a weighted average exercise price of $14.69 (excluding an additional 150,000 options granted subsequent to November 28, 1998 subject to stockholder approval of the 1997 Stock Option Plan); Mr. Galici has acquired options relating to 22,641 shares of Common Stock at a weighted average exercise price of $10.45 (excluding an additional 15,000 options granted subsequent to November 28, 1998 subject to stockholder approval of the 1997 Stock Option Plan); Mr. Churchill has acquired options relating to 5,000 shares of Common Stock at a weighted average exercise price of $15.61; and Mr. Stein has acquired options relating to 5,000 shares of Common Stock at a weighted average exercise price of $15.13. Mr. Fletcher has acquired options relating to 15,000 shares of Common Stock at a weighted average exercise price of $14.69 (excluding an additional 15,000 options granted subsequent to November 28, 1998 subject to stockholder approval of the 1997 Stock Option Plan). In addition, as of November 28, 1998, all executive officers as a group have acquired options relating to a total of 190,141 shares of Common Stock at a weighted average exercise price of $14.18; all current directors who are not executive officers of Griffin have acquired options relating to a total of 10,000 shares of Common Stock at a weighted average exercise price of $15.37, and all employees who are not executive officers have acquired options relating to 7,500 shares of Common Stock at a weighted average exercise price of $14.69 (excluding an additional 38,100 options granted subsequent to November 28, 1998 subject to stockholder approval of the 1997 Stock Option Plan). As options granted under the 1997 Stock Option Plan are discretionary and are determined by the Committee from time to time, the number of shares of Common Stock that will be acquired by these persons in the future under the 1997 Stock Option Plan is not currently determinable. In addition, since the value of options depends upon the future market price of Common Stock, the value of outstanding options is not presently determinable.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1997 STOCK OPTION PLAN, AS AMENDED.

                            STOCK OPTION INFORMATION

    There were no stock options granted to Named Executive Officers during fiscal 1998 nor were there any options exercised by the Named Executive Officers in 1998. The following table presents the value of unexercised options held by the Named Executive Officers at November 28, 1998.

                                                                                                             VALUE OF
                                                                                                            UNEXERCISED
                                                                                                            IN-THE-MONEY
                                                                                  NUMBER OF SECURITIES      OPTIONS AT
                                                  SHARES                        UNDERLYING OPTIONS HELD     FISCAL YEAR
                                                 ACQUIRED          VALUE         AT FISCAL YEAR END(#)        END (1)
                                                ON EXERCISE      REALIZED     ----------------------------  -----------
NAME                                                (#)             ($)        EXERCISABLE   UNEXERCISABLE  EXERCISABLE
--------------------------------------------  ---------------  -------------  -------------  -------------  -----------
Frederick M. Danziger.......................            --              --             --         150,000    $       0
Anthony Galici..............................            --              --          6,435          16,206       71,852


NAME                                           UNEXERCISABLE
--------------------------------------------  ---------------
Frederick M. Danziger.......................     $       0
Anthony Galici..............................         9,286

------------------------

(1) The amounts presented in this column have been calculated based upon the difference between the fair market value of $12.75 per share (the average of the high and low prices of Griffin's Common Stock on November 27, 1998) and the exercise price of each stock option. See "Description of the 1997 Stock Option Plan--Options Issued Under the 1997 Stock Option Plan."

                          OTHER EMPLOYEE BENEFIT PLANS

INCENTIVE COMPENSATION PLANS

    Griffin maintains Annual Incentive Compensation Plans (the "Incentive Compensation Plans") for certain officers and other employees of Griffin and its subsidiaries. Annual cash bonus payments may be paid under the Incentive Compensation Plans provided certain financial targets are achieved.

SAVINGS PLAN

    Griffin's Board of Directors adopted the Griffin 401(k) Plan (the "Savings Plan") in 1997 covering salaried and hourly employees of Griffin and its subsidiary who are employed in the U.S., are age 21 or over and have at least one year of service. In 1998, a participating employee could have (i) deferred up to 5% of base salary through payroll deductions, with Griffin contributing an additional $0.60 for each dollar contributed by the employee and (ii) deferred an additional 10% of annual base salary without receiving any matching contributions. Highly compensated employees are limited to an additional 3% of annual base salary without receiving any contributions. Contributions made in 1998 through payroll deductions not in excess of $10,000 per employee may have been accumulated as pre-tax savings pursuant to Section 401(k) of the Internal Revenue Code. Participants are permitted to allocate their contributions among several alternative investment options. Employees are always 100% vested in their own contributions. Vesting with respect to Griffin's matching contributions occurs at two different rates: (i) those employees who enrolled in the Savings Plan on or before November 1, 1997 vest at the rate of 20% per year over the first five years of service; or (ii) those employees who enrolled in the Savings Plan after November 1, 1997 are cliff vested after five years of service.

    Griffin's matching contributions under the Savings Plan for the accounts of the individuals named under "Summary Compensation Table" are included under Other Annual Compensation.

INSURANCE AND HEALTH PROGRAMS

    Griffin maintains a variety of employee welfare plans providing medical, hospitalization and life insurance for all of its salaried employees and for certain hourly employees. Griffin provides long-term disability insurance for its salaried employees and accidental death & dismemberment insurance for certain hourly employees.

    Griffin also provides life, hospitalization and medical benefits for those retired employees who were (i) hired prior to December 31, 1993 and had a minimum of five years of service with Griffin prior to retirement and were 55 years of age as of December 31, 1993; or (ii) hired prior to December 31, 1993 and had a minimum of ten years of service with Griffin prior to retirement.

    Griffin's aggregate contributions for such employee welfare benefit plans in fiscal 1998 amounted to approximately $1.2 million.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION--
                      INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee supervises management compensation and employee benefits and administers Griffin's stock option, savings, health, incentive compensation and other employee benefit plans. It held one meeting in 1998.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

    Pursuant to its authority to designate committees to exercise the powers and authority of the Board, the Board of Directors has designated the Compensation Committee to review, consider and approve the recommendations of management as to all compensation paid by Griffin and its subsidiaries exceeding $75,000 per annum.

    Mr. Cullman, the Chairman of the Board of Directors, and Mr. Danziger, the President and Chief Executive Officer, are both members of the Cullman & Ernst Group which owns Common Stock representing approximately 47.0% of Griffin's Common Stock (see "Security Ownership of Management and Principal Holders"). Mr. Danziger has been granted options under Griffin's Stock Option Plan. See "Description of the 1997 Stock Option Plan--Options Issued Under the 1997 Stock Option Plan." Mr. Cullman has not been granted any options under Griffin's Stock Option Plan.

POLICIES

    The Committee intends that stock options serve as a significant part of the total compensation package for executive officers of Griffin. The Committee intends that cash bonuses pursuant to the Annual Compensation Plans serve as a significant part of the total compensation for other key employees of Griffin and its subsidiaries. The stock options and cash bonuses are intended to offer these employees long-term incentives to increase their efforts on behalf of Griffin and its subsidiaries and to focus managerial efforts on enhancing stockholder value and operating performance.

SALARY AND CASH BONUSES

    No cash bonus was paid, under any Incentive Compensation Plan or otherwise, with respect to 1998 to the Named Executive Officers. The Committee does not believe it need now adopt any policy with respect to the $1,000,000 deduction cap of Internal Revenue Code Section 162(m). While the Compensation Committee will continue to give due consideration to the deductibility of compensation payments on compensation arrangements with Griffin's executive officers, the Compensation Committee will make its compensation decisions based on an overall determination of what it believes to be in the best interests of Griffin and its stockholders, and deductibility will be only one among a number of factors used by the Compensation Committee in making its compensation decisions.

STOCK OPTION PLAN

    The Committee administers the plan described under "Approval of 1997 Stock Option Plan, as amended--Description of the 1997 Stock Option Plan." In 1997 Griffin granted options under the 1997

Stock Option Plan to the holders of Culbro options in connection with the Distribution. There are presently two independent directors and approximately 29 key employees and consultants eligible to receive options under the 1997 Stock Option Plan. See "Approval of 1997 Stock Option Plan, as amended--Description of the 1997 Stock Option Plan."

COMPENSATION COMMITTEE

Winston J. Churchill, Jr.

John L. Ernst

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Cullman, Danziger, and Ernst are members of the Board of Directors of Bloomingdale Properties, Inc. ("Bloomingdale Properties") of which Mr. Ernst is Chairman and President and other members of the Cullman & Ernst Group are associated. Mr. Danziger also serves as trustee of the retirement plan for Bloomingdale Properties.

                            STOCK PERFORMANCE GRAPH

    The following graph compares the total percentage changes in the cumulative total stockholder return (assuming the reinvestment of dividends) on Griffin's Common Stock with the cumulative total return of the Russell 2000 Index from July 7, 1997 (the date on which Griffin's Common Stock was registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended) to November 28, 1998. It is assumed in the graph that the value of each investment was $100 at July 7, 1998. Griffin is not aware of any other company that substantially participates in both the nursery and real estate businesses, and would therefore be suitable for comparison to Griffin as a "peer issuer" within Griffin's line of business.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

GROWTH OF A $100 INVESTMENT
July 7, 1997 = 100
                                  GL&N     RUSSELL 2000
July 7, 1997                   $100.00          $100.00
Nov. 29, 1997                  $100.43          $108.49
Nov. 28, 1998                   $86.81          $101.47

                   III.  SELECTION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as independent accountants to audit the financial statements of Griffin for the fiscal year ending November 27, 1999. This selection was recommended by the Audit Committee of the Board of Directors. PricewaterhouseCoopers LLP and its predecessor, Price Waterhouse LLP, have been the independent accountants for Culbro (and its successor, General Cigar) for many years, and for Griffin since the date of the Distribution. The fees of PricewaterhouseCoopers LLP approximated $137,000 for all services rendered to Griffin with respect to its 1998 fiscal year.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

    The submission of this proposal to a vote of stockholders is not legally required. If this selection of PricewaterhouseCoopers LLP is not approved, the Board of Directors will reconsider its selection. A vote of the majority of the shares of Common Stock of Griffin represented (in person or by proxy) and voting at the meeting, provided that at least a majority of such stock is represented at the meeting, is required to adopt this proposal.

    A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

    A COPY OF GRIFFIN'S ANNUAL REPORT ON FORM 10-K FILED WITH THE COMMISSION IS AVAILABLE TO GRIFFIN'S STOCKHOLDERS WITHOUT CHARGE AT THE WEB SITE (HTTP://WWW.SEC.GOV/) MAINTAINED BY THE COMMISSION AND AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE COMMISSION AT JUDICIARY PLAZA, 450 FIFTH STREET, N.W., WASHINGTON, DC 20549. COPIES ALSO MAY BE OBTAINED AT PRESCRIBED RATES AT THE COMMISSION'S REGIONAL OFFICE IN NEW YORK LOCATED AT 7 WORLD TRADE CENTER, 15TH FLOOR, NEW YORK, NEW YORK 10048. IN ADDITION, A LIMITED NUMBER OF COPIES ARE AVAILABLE AT GRIFFIN'S OFFICES AND MAY BE OBTAINED UPON WRITTEN REQUEST TO:

                                          GRIFFIN LAND & NURSERIES, INC.
                                          ONE ROCKEFELLER PLAZA
                                          SUITE 2301
                                          NEW YORK, NEW YORK 10020
                                          ATTENTION: CORPORATE SECRETARY

Dated: April 14, 1999

                         APPENDIX I TO PROXY STATEMENT

                            ONE ROCKEFELLER PLAZA
                                 SUITE 2301
                                NY, NY 10020

     SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS

    The undersigned holder of Common Stock of Griffin Land & Nurseries, Inc. ("Griffin") hereby authorizes and appoints Frederick M. Danziger and John L. Ernst, or either of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Griffin to be held on the 11th floor of the Corporate Headquarters of Chase Bank, 270 Park Avenue, New York, New York 10017 at 11:00 a.m. local time, on May 10, 1999 and any adjournment or adjournments of said meeting and thereat to vote and act with respect to all the shares of Common Stock of Griffin that the undersigned would be entitled to vote if then personally present in accordance with the instructions listed on the reverse hereof.

    Such proxies may vote in their discretion upon such other business as may properly be brought before the meeting or any adjournment thereof.

    Receipt of the Notice of Meeting and the related Proxy Statement is hereby acknowledged.

                 (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)

                                                                SEE REVERSE SIDE

                               FOLD AND DETACH HERE

                                                FOR ALL          WITHHELD
                                                LISTED           AS TO ALL
                                               NOMINEES          NOMINEES

No. 1-ELECTION OF DIRECTORS,                   /      /          /       /
NOMINEES ARE LISTED BELOW:                     /      /          /       /
Winston J. Churchill, Jr.;                     /      /          /       /
Edgar M. Cullman; Frederick M. Danziger;
John L. Ernst; and David F. Stein


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

----------------------------------------------------------------------



                                                  FOR    AGAINST   ABSTAIN

No. 2-Approval of Griffin's 1997 Stock          /     /   /    /   /     /
      Option Plan, as amended.                  /     /   /    /   /     /

No. 3-Approval of Selection of Independent      /     /   /    /   /     /
      Accountants.                              /     /   /    /   /     /

      I plan to attend the Annual Meeting.      /     /
                                                /     /


SIGNATURE(S)                                              DATE            1999
            ---------------------------------------------      ----------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                               FOLD AND DETACH HERE

                         APPENDIX II TO PROXY STATEMENT

                         GRIFFIN LAND & NURSERIES, INC.
                             1997 STOCK OPTION PLAN

            Griffin Land & Nurseries, Inc., a Delaware corporation, has adopted The Griffin Land & Nurseries, Inc. 1997 Stock Option Plan (the "Plan"), effective as of the Distribution Date (as such term is defined below), for the benefit of its eligible employees, consultants and directors. The Plan consists of two plans, one for the benefit of key Employees (as such term is defined below) and consultants and one for the benefit of Independent Directors (as such term is defined below).

            The purposes of this Plan are as follows:

            (1) To provide an additional incentive for directors, key Employees and consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company Common Stock and thus to benefit directly from its growth, development and financial success.

            (2) To enable the Company to obtain and retain the services of directors, key Employees and consultants considered essential to the long range success of the Company by offering them an opportunity to own Common Stock of the Company which will reflect the growth, development and financial success of the Company.

                                    ARTICLE I

                                   DEFINITIONS

            1.1 General. Wherever the following terms are used in this Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

            1.2 Award Limit. "Award Limit" shall mean 150,000 shares of Common Stock, as adjusted pursuant to Section 7.3.

            1.3 Board. "Board" shall mean the Board of Directors of the Company.

            1.4 Change in Control. "Change in Control" shall mean a change in ownership or control of the Company effected through either of the following transactions:

            (a) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange
      Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept; or

            (b) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months (or less) such that a majority of the Board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

            1.5 Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

            1.6 Committee. "Committee" shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 6.1.

            1.7 Common Stock. "Common Stock" shall mean the common stock of the Company, par value $0.01 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any preferred stock and any warrants, options or other rights to purchase Common Stock. Debt securities of the Company convertible into Common Stock shall be deemed equity securities of the Company.

            1.8 Company. "Company" shall mean Griffin Land & Nurseries, Inc., a Delaware corporation.

            1.9 Corporate Transaction. "Corporate Transaction" shall mean any of the following stockholder-approved transactions to which the Company is a party:

            (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon this Plan and all Options are assumed by the successor entity;

            (b) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (a), above; or

            (c) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred or issued to a person or persons different from those who held such securities immediately prior to such merger.

            1.10 Cullman Group. "Cullman Group" shall mean the group consisting of Edgar M. Cullman, Edgar M. Cullman, Jr., Susan R. Cullman, John L. Ernst, Frederick M. Danziger and the members of their families and trusts for their benefit, partnerships in which they own substantial interests and charitable foundations on whose boards of directors they sit.

            1.11 Director. "Director" shall mean a member of the Board.

            1.12 Distribution. "Distribution" shall mean the special distribution by Culbro Corporation, a New York corporation, of one share of the Company's Common Stock for each share of Culbro Corporation common stock, par value $1.00 per share.

            1.13 Distribution Date. "Distribution Date" shall mean the date the Distribution is consummated.

            1.14 Employee. "Employee" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

            1.15 Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            1.16 Fair Market Value. "Fair Market Value" of a share of Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (ii) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by Nasdaq or such successor quotation system; or (iii) if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Committee (or the Board, in the case of Options granted to Independent Directors) acting in good faith; provided, however, that with respect to Options granted to any individual in connection with the Distribution, the "Fair Market Value" of a share of Common Stock shall be the mean between the opening representative bid and asked price for the Common Stock as reported on Nasdaq on the first trading day immediately following the date of the Distribution.

            1.17 Incentive Stock Option. "Incentive Stock Option" shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

            1.18 Independent Director. "Independent Director" shall mean a member of the Board who is not an Employee of the Company and who is not a member of the Cullman Group.

            1.19 Non-Qualified Stock Option. "Non-Qualified Stock Option" shall mean an Option which is not designated as an Incentive Stock Option by the Committee.

            1.20 Option. "Option" shall mean a stock option granted under
Article III of this Plan. An Option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Independent Directors and consultants shall be Non-Qualified Stock Options.

            1.21 Optionee. "Optionee" shall mean an Employee, consultant or Independent Director granted an Option under this Plan.

            1.22 Plan. "Plan" shall mean the Griffin Land & Nurseries, Inc. 1997 Stock Option Plan.

            1.23 QDRO. "QDRO" shall mean a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

            1.24 Rule 16b-3. "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

            1.25 Section 162(m) Participant. "Section 162(m) Participant" shall mean any key Employee designated by the Committee as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

            1.26 Subsidiary. "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            1.27 Termination of Consultancy. "Termination of Consultancy" shall mean the time when the engagement of an Optionee as a consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement; but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Terminations of Consultancy. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a consultant's service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

            1.28 Termination of Directorship. "Termination of Directorship" shall mean the time when an Optionee who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

            1.29 Termination of Employment. "Termination of Employment" shall mean the time when the employee-employer relationship between an Optionee and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of an Optionee by the Company or any Subsidiary, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Terminations of Employment; provided, however, that, with respect to Incentive Stock Options unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

                                   ARTICLE II

                             SHARES SUBJECT TO PLAN

            2.1 Shares Subject to Plan.

            (a) The shares of stock subject to Options shall be Common Stock, initially shares of the Company's Common Stock, par value $0.01 per share. The aggregate number of such shares which may be issued upon exercise of such Options under the Plan shall not exceed

                     (i) seven hundred thousand (700,000), reduced by

                     (ii) the number of shares of Common Stock into which shares of the par value $1.00 common stock of Culbro Corporation previously granted and outstanding under the Culbro Corporation 1991 Employees Incentive Stock Option Plan, the Culbro Corporation 1992 Stock Plan, the Culbro Corporation 1996 Stock Plan, the 1993 Stock Option Plan for Non-Employee Directors of Culbro Corporation, and the 1996 Stock

      Option Plan for Non-Employee Directors of Culbro Corporation are redenominated as options with respect to the Company's Common Stock in connection with the Distribution. The shares of Common Stock issuable upon exercise of such Options may be either previously authorized but unissued shares or treasury shares.

            (b) The maximum number of shares which may be subject to Options granted under the Plan to any individual in any fiscal year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit and if, after grant of an Option, the price of shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Award Limit.

            2.2 Add-back of Options. If any Option expires or is canceled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration, cancellation or exercise may again be optioned hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Options which are adjusted pursuant to Section 7.3 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be optioned hereunder, subject to the limitations of Section 2.1. Shares of Common Stock which are delivered by the Optionee or withheld by the Company upon the exercise of any Option, in payment of the exercise price thereof, may again be optioned subject to the limitations of Section 2.1. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

                                   ARTICLE III

                               GRANTING OF OPTIONS

            3.1 Eligibility. Any Employee or consultant selected by the Committee pursuant to Section 3.4(a)(i) shall be eligible to be granted an Option. Each Independent Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Section 3.4(d).

            3.2 Disqualification for Stock Ownership. No person may be granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation (within the meaning of Section 422 of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

            3.3 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee.

            3.4 Granting of Options

            (a) The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of this Plan:

                     (i) Determine which Employees are key Employees and select from among the key Employees or consultants (including Employees or consultants who have previously received Options under this Plan) such of them as in its opinion should be granted Options;

                    (ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected key Employees or consultants;

                   (iii) Subject to Section 3.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

                    (iv) Determine the terms and conditions of such Options, consistent with this Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

            (b) Upon the selection of a key Employee or consultant to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee or consultant that the Employee or consultant surrender for cancellation some or all of the unexercised Options which have been previously granted to him under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an Option price lower (or higher) than the exercise price of such surrendered Option, may cover the same (or a lesser or greater) number of shares as such surrendered Option, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option.

            (c) Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code.

            (d) During the term of the Plan, each person who is an Independent Director on the date of the Distribution shall automatically be granted (i) an Option to purchase three thousand (3,000) shares of Common Stock (subject to adjustment as provided in Section 7.3) on the date of the Distribution and (ii) an Option to purchase two thousand (2,000) shares of

Common Stock (subject to adjustment as provided in Section 7.3) on the date of each annual meeting of stockholders following the Distribution at which the Independent Director is reelected to the Board. During the term of the Plan, a person who is initially elected to the Board after the date of the Distribution and who is an Independent Director at the time of such initial election automatically shall be granted (i) an Option to purchase three thousand (3,000) shares of Common Stock (subject to adjustment as provided in Section 7.3) on the date of such initial election and (ii) an Option to purchase two thousand (2,000) shares of Common Stock (subject to adjustment as provided in Section 7.3) on the date of each annual meeting of stockholders after such initial election at which the Independent Director is reelected to the Board. Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an initial Option grant pursuant to clause (i) of the preceding sentence, but to the extent that they are otherwise eligible, will receive, after retirement from employment with the Company, Options as described in clause (ii) of the preceding sentence. All the foregoing Option grants authorized by this Section 3.4(d) are subject to stockholder approval of the Plan.

                                   ARTICLE IV

                                TERMS OF OPTIONS

            4.1 Option Agreement. Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee (or the Board, in the case of Options granted to Independent Directors) shall determine, consistent with this Plan. Stock Option Agreements evidencing Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of
Section 162(m) of the Code. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

            4.2 Option Price. The price per share of the shares subject to each Option shall be set by the Committee; provided, however, that such price shall be no less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law, and (i) in the case of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted; (ii) in the case of Incentive Stock Options such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code); (iii) in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code); and (iv) in the case of Options granted to Independent

Directors, such price shall equal 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

            4.3 Option Term. The term of an Option shall be set by the Committee in its discretion; provided, however, that, (i) in the case of Options granted to Independent Directors, the term shall be ten (10) years from the date the Option is granted, without variation or acceleration hereunder, but subject to
Section 5.6, and (ii) in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee may extend the term of any outstanding Option in connection with any Termination of Employment or Termination of Consultancy of the Optionee, or amend any other term or condition of such Option relating to such a termination.

            4.4 Option Vesting

            (a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that unless otherwise determined by the Committee, Options granted to Employees and consultants shall become fully exercisable upon the third anniversary of the date of the Option grant, without variation or acceleration hereunder except as provided in Section 7.3(b); provided, further, that initial Option grants to Independent Directors (upon the Distribution Date or initial election to the Board) shall be fully exercisable immediately upon the date of the Option grant, and subsequent Option grants to Independent Directors shall become fully exercisable upon the second anniversary of the date of the Option grant, without variation or acceleration hereunder except as provided in Section 7.3(b). At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option (except an Option granted to an Independent Director) vests.

            (b) No portion of an Option which is unexercisable at Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee in the case of Options granted to Employees or consultants either in the Stock Option Agreement or by action of the Committee following the grant of the Option.

            (c) To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any parent or subsidiary corporation (within the meaning of Section 422 of the Code) of the Company) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

            4.5 Consideration. In consideration of the granting of an Option, the Optionee shall agree, in the written Stock Option Agreement, to remain in the employ of (or to consult for or to serve as an Independent Director of, as applicable) the Company or any Subsidiary for a period of at least one year (or such shorter period as may be fixed in the Stock Option Agreement or by action of the Committee following grant of the Option) after the Option is granted (or, in the case of an Independent Director, until the next annual meeting of stockholders of the Company). Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of, or as a consultant for, the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause.

                                    ARTICLE V

                               EXERCISE OF OPTIONS

            5.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee (or the Board, in the case of Options granted to Independent Directors) may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

            5.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

            (a) A written notice complying with the applicable rules established by the Committee (or the Board, in the case of Options granted to Independent Directors) stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion of the Option;

            (b) Such representations and documents as the Committee (or the Board, in the case of Options granted to Independent Directors), in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee or Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

            (c) In the event that the Option shall be exercised pursuant to
Section 7.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

            (d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Committee (or the Board, in the case of Options granted to Independent Directors), may in its discretion (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee or the Board; (vi) allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii),
(iii), (iv), (v) and (vi). In the case of a promissory note, the Committee (or the Board, in the case of Options granted to Independent Directors) may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

            5.3 Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

            (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

            (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee or Board shall, in its absolute discretion, deem necessary or advisable;

            (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee (or Board, in the case of Options granted to Independent Directors) shall, in its absolute discretion, determine to be necessary or advisable;

            (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee (or Board, in the case of Options granted to Independent Directors) may establish from time to time for reasons of administrative convenience; and

            (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

            5.4 Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

            5.5 Ownership and Transfer Restrictions. The Committee (or Board, in the case of Options granted to Independent Directors), in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within
(i) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Employee or (ii) one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

            5.6 Limitations on Exercise of Options Granted to Independent Directors. No Option granted to an Independent Director may be exercised to any extent by anyone after the first to occur of the following events:

            (a) The expiration of twelve (12) months from the date of the Optionee's death;

            (b) the expiration of twelve (12) months from the date of the Optionee's Termination of Directorship by reason of his permanent and total disability (within the meaning of Section 22(e)(3) of the Code);

            (c) the expiration of three (3) months from the date of the Optionee's Termination of Directorship for any reason other than such Optionee's death or his permanent and total disability, unless the Optionee dies within said three-month period; or

            (d) The expiration of ten years from the date the Option was granted.

                                   ARTICLE VI

                                 ADMINISTRATION

            6.1 Compensation Committee. The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under this Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a "non-employee director" as defined by Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

            6.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options are granted, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options granted to Independent Directors. Any such grant under this Plan need not be the same with respect to each Optionee. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

            6.3 Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

            6.4 Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or Options and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

            7.1 Not Transferable. Options under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a QDRO, unless and until Options have been exercised. No Option shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

            During the lifetime of the Optionee, only he may exercise an Option (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a QDRO. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

            7.2 Amendment, Suspension or Termination of this Plan. Except as otherwise provided in this Section 7.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may, except as provided in Section 7.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan, and no action of the Board or the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. Furthermore, no modification of the Award Limit shall be effective prior to the approval of the Company's stockholders. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Options, alter or impair any rights or obligations under any Options theretofore granted unless the Stock Option Agreement (described in Section 4.1) itself otherwise expressly so provides. No Options may be granted during any period of suspension or after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after the first to occur of the following events:

            (a) The expiration of ten years from the date the Plan is adopted by the Board; or

            (b) The expiration of ten years from the date the Plan is approved by the Company's stockholders under Section 7.4.

            7.3 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

            (a) Subject to Section 7.3(d), in the event that the Committee (or the Board, in the case of Options granted to Independent Directors) determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Corporate Transaction), or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion (or in the case of Options granted to Independent Directors, the Board's sole discretion), affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Committee (or the Board, in the case of Options granted to Independent Directors) shall, in such manner as it may deem equitable, adjust any or all of

                    (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options may be granted under the Plan, (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

                    (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, and

                    (iii) the exercise price with respect to any Option.

            (b) Subject to Sections 7.3(b)(vi) and 7.3(d), in the event of any Corporate Transaction or other transaction or event described in Section 7.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee (or the Board, in the case of Options granted to Independent Directors) in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee (or the Board, in the case of Options granted to Independent Directors) determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option granted under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

                    (i) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Independent Directors) may provide, either by the terms of the agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the optionee's request, for either the purchase of any such Option, for an amount of cash equal to the amount that could have been attained upon the exercise of such Option or realization of the Optionee's rights had such Option been currently exercisable or the replacement of such Option with other rights or property selected by the Committee (or the Board, in the case of Options granted to Independent Directors) in its sole discretion;

                    (ii) In its sole and absolute discretion, the Committee (or the Board, in the case of Options granted to Independent Directors) may provide, either by the terms of such Option, or by action taken prior to the occurrence of such transaction or event that it cannot vest, be exercised or become payable after such event;

                    (iii) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Independent Directors) may provide, either by the terms of such Option or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (i)
      Section 4.4 or (ii) the provisions of such Option;

                    (iv) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Independent Directors) may provide, either by the terms of such Option, or by action taken prior to the occurrence of such transaction or event, that upon such event, such Option, be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

                    (v) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Independent Directors) may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options, and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding Options, and Options which may be granted in the future.

                    (vi) None of the foregoing discretionary actions taken under this Section 7.3(b) shall be permitted with respect to Options granted under Section 3.4(d) to Independent Directors to the extent that such discretion would be inconsistent with the applicable exemptive conditions of Rule 16b-3. In the event of a Change in Control or a Corporate Transaction, to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth in Section 7.3(b)(iii) above, each Option granted to an Independent Director shall be exercisable as to all shares covered thereby upon such Change in Control or during the five days immediately preceding the consummation of such Corporate Transaction and subject to such consummation, notwithstanding anything to the contrary in Section 4.4 or the vesting schedule of such Options. In the event of a Corporate Transaction, to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth in
      Section 7.3(b)(ii) above, no Option granted to an Independent Director may be exercised following such Corporate Transaction unless such Option is, in connection with such Corporate Transaction, either assumed by the successor or survivor corporation (or parent or subsidiary thereof) or replaced with a comparable right with respect to shares of the capital stock of the successor or survivor corporation (or parent or subsidiary thereof).

            (c) Subject to Section 7.3(d) and 7.8, the Committee (or the Board, in the case of Options granted to Independent Directors) may, in its discretion, include such further provisions and limitations in any Option agreement or certificate, as it may deem equitable and in the best interests of the Company.

            (d) With respect to Options which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under
Section 162(m)(4)(C), no adjustment or action described in this Section 7.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or would cause such Option to fail to so qualify under Section 162(m)(4)(C), as the case may be, or any successor provisions thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee (or the Board, in the case of Options granted to Independent Directors) determines that the Option is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Option shall always be rounded to the next whole number.

            7.4 Approval of Plan by Stockholders. This Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of this Plan. Options may be granted prior to such stockholder approval, provided that such Options shall not be exercisable prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options previously granted under this Plan shall thereupon be canceled and become null and void.(1)

            7.5 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee of any sums required by federal, state or local tax law to be withheld with respect to exercise of any Option. The Committee (or the Board, in the case of Options granted to Independent Directors) may in its discretion and in satisfaction of the foregoing requirement allow such Optionee to elect to have the Company withhold shares of Common Stock otherwise issuable under such Option (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

---------------------------
      (1) See note 2.

            7.6 Loans. The Committee may, in its discretion, extend one or more loans to key Employees in connection with the exercise or receipt of an Option granted under this Plan. The terms and conditions of any such loan shall be set by the Committee.

            7.7 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to awards under the Plan, the Committee (or the Board, in the case of Options granted to Independent Directors) shall have the right (to the extent consistent with the applicable exemptive conditions of Rule 16b-3) to provide, in the terms of Options to require the recipient to agree by separate written instrument, that (i) any proceeds, gains or other economic benefit actually or constructively received by the recipient upon any receipt or exercise of the Option, or upon the receipt or resale of any Common Stock underlying such Option, must be paid to the Company, and (ii) the Option shall terminate and any unexercised portion of such Option (whether or not vested) shall be forfeited, if (a) a Termination of Employment, Termination of Consultancy or Termination of Directorship occurs prior to a specified date, or within a specified time period following receipt or exercise of the Option, or (b) the recipient at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee (or the Board, as applicable).

            7.8 Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan, this Plan, and any Option granted to any individual who is then subject to
Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan, Options granted hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan, any Option which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

            7.9 Effect of Plan Upon Options and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary or (ii) to grant or assume options or other rights or awards otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

            7.10 Compliance with Laws. This Plan, the granting and vesting of Options under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Options hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

            7.11 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

            7.12 Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

                                    *  *  *

            I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Griffin Land & Nurseries, Inc. on June 2, 1997.

            Executed on this 2nd day of June, 1997.


                                            GRIFFIN LAND & NURSERIES, INC.


                                                 /s/ Anthony Galici
                                            ------------------------------
                                                      Secretary

                             FIRST AMENDMENT TO THE
                         GRIFFIN LAND & NURSERIES, INC.
                             1997 STOCK OPTION PLAN

            Griffin Land & Nurseries, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, by resolution of its Board of Directors adopted on June 2, 1997, adopted the Griffin Land & Nurseries, Inc. 1997 Stock Option Plan (the "Plan"), effective as of July 3, 1997.

            In order to amend the Plan in certain respects, this Amendment to the Plan has been adopted by a resolution of the Compensation Committee of the Board of Directors of the Company on January 11, 1999, effective as set forth below. This amendment to the Plan, together with the Plan, constitutes the entire Plan as amended to date.

            1. Effective as of January 11, 1999, Section 2.1(a)(i) of the Plan is hereby amended by replacing the phrase "seven hundred thousand (700,000)" with the phrase "one million (1,000,000)".

                                 * * * * * * * *

            Executed at New York, New York, this 11th day of January, 1999.

                                          GRIFFIN LAND & NURSERIES, INC.


                                          By:     /s/ Anthony Galici
                                              ------------------------------
                                                  Secretary